Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PFSweb, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-75764, 333-75772, 333-40020, 333-42186 and 333-46096) on Form S-8 and (No. 333-110853) on Form S-3 of PFSweb, Inc. of our report dated February 17, 2005, except for Notes 3 and 4 as to which the date is March 29, 2005, with respect to the consolidated balance sheets of PFSweb, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004 and the accompanying financial statement schedules as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004, annual report on Form 10-K of PFSweb, Inc.

                              KPMG LLP

Dallas, Texas
March 29, 2005